UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM S-1
POST EFFECTIVE AMENDMENT NO. 1

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

PROTEXT MOBILITY, INC.

Delaware
(State or Other Jurisdiction of Incorporation or Organization)

1381
(Primary Standard Industrial Classification Code Number)

11-3621755
(I.R.S. Employer Identification No.)

6800 Jericho Turnpike – Suite 208E
Syosset, NY 11791
(516) 802-0223
(Address and telephone number of principal executive offices)

6800 Jericho Turnpike – Suite 208E
Syosset, NY 11791
 (Address of principal place of business or intended principal place of business)

Copy to:

Hank Gracin, Esq.
Leslie Marlow, Esq.
Gracin & Marlow, LLP
The Chrysler Building
405 Lexington Avenue, 26th   Floor
New York, New York 10174
(212) 907-6457
(Name, address and telephone number of agent for service)

 Approximate Date of Proposed Sale to the Public: From time to time after the date this registration statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☑ Registration Statement File Number (333-177452)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.  See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☐	Smaller reporting company	☑
(Do not check if a smaller reporting company)

EXPLANATORY NOTE

This Post-Effective Amendment No. 1 is being filed for the sole purpose of submitting the XBRL exhibits for the Registrant’s Form S-1 Registration Statement (333-177452), which was declared effective on November 3, 2011.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly authorized this Post Effective Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Syosset, state of New York, on November 22, 2011.

PROTEXT MOBILITY, INC.

By:	/s/ Peter Charles
Peter Charles, Interim Chief Executive Officer, Chief Operating Officer, and Director

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Peter Charles	Chief Operating Officer and Interim Chief Executive Officer	November 22, 2011
Peter Charles	(Principal Executive Officer)

/s/ Erica Zalbert	Chief Financial Officer	November 22, 2011
Erica Zalbert	(Principal Accounting Officer)

/s/ Frank Chester	Director	November 22, 2011
Frank Chester

/s/ David Lewis	Director	November 22, 2011
David Lewis

/s/ Tyler Olbres	Director	November 22, 2011
Tyler Olbres

ITEM 16. EXHIBITS

Exhibit No.	Description

1	XBRL INSTANCE DOCUMENT
2	XBRL TAXONOMY EXTENSION SCHEMA
3	XBRL TAXONOMY EXTENSION CALCULATION LINKBASE
4	XBRL TAXONOMY EXTENSION DEFINITION LINKBASE
5	XBRL TAXONOMY EXTENSION LABEL LINKBASE
6	XBRL TAXONOMY EXTENSION PRESENTATION LINKBASE